Exhibit 99.4
VOLCOM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On January 17, 2008, Volcom, Inc. (“Volcom”) acquired Electric Visual Evolution, LLC (“Electric”) for approximately $25.25 million in cash, subject to certain indemnities and post-closing adjustments. The acquisition has been accounted for as a business combination. Under business combination accounting, the total preliminary purchase price was allocated to Electric net tangible and identifiable intangible assets based on their estimated fair values as of January 17, 2008 as determined by management based upon a third party valuation. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill.
The unaudited pro forma condensed consolidated statements of income for the twelve months ending December 31, 2006 included in this report have been prepared as if the acquisition occurred on January 1, 2006. The unaudited pro forma condensed consolidated statements of income for the nine months ending September 30, 2007 included in this report have been prepared as if the acquisition occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 has been prepared by management as if the Electric acquisition occurred on September 30, 2007.
The unaudited pro forma adjustments are based on management’s preliminary estimates of the fair value of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisition would primarily result in a reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.
The unaudited pro forma condensed consolidated statements of income and balance sheet, which have been prepared by management in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations. No effect has been given for operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2006, January 1, 2007 or September 30, 2007.
This information should be read in conjunction with our Current Report on Form 8-K, filed with the SEC on January 16, 2008, Volcom’s historical financial statements and the accompanying notes in both our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007 and Electric historical financial statements and the accompanying notes that are included in this Current Report on Form 8-K/A.

VOLCOM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the year ended December 31, 2006
(in thousands, except share and per share data)

	Historical Statements of Income for the Year
	Ended December 31, 2006:
			Pro Forma			Pro Forma
	Volcom, Inc.	Electric	Adjustments			Combined
Revenues:
Product revenues	$201,186	$17,710	$—			$218,896
Licensing revenues	4,072	—	—			4,072

Total revenues	205,258	17,710	—			222,968
Cost of goods sold	103,237	7,665	—			110,902

Gross profit	102,021	10,045	—			112,066
Selling, general and administrative expenses	58,417	9,537	(76)	(D	)
	—	—	2,367	(D	)	70,245

Operating income	43,604	508	(2,291)			41,821
Other income (expense):
Interest income (expense), net	3,833	(205)	205	(E	)
			(1,463)	(E	)	2,370
Dividend income from cost method investee	3	—	—			3
Foreign currency gain (loss)	233	—	—			233
Other expense, net	—	(22)	—			(22)

Total other income (expense)	4,069	(227)	(1,258)			2,584

Income before provision for income taxes and minority interest	47,673	281	(3,549)			44,405
Provision for income taxes	18,920	131	(1,409)	(F	)	17,642

Income before minority interest	28,753	150	(2,140)			26,763
Minority interest	—	(126)	126	(A	)	—

Net income	$28,753	$24	$(2,014)			$26,763

Net income per share:
Basic	$1.19					$1.10
Diluted	$1.18					$1.10
Weighted average shares outstanding:
Basic	24,227,845					24,227,845
Diluted	24,304,627					24,304,627
See notes to pro forma condensed consolidated statements of income

VOLCOM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the nine months ended September 30, 2007
(in thousands, except share and per share data)

	Historical Statements of Income for the Nine Months
	Ended September 30, 2007:
			Pro Forma			Pro Forma
	Volcom, Inc.	Electric	Adjustments			Combined
Revenues:
Product revenues	$196,841	$17,101	$—			$213,942
Licensing revenues	2,703	—	—			2,703

Total revenues	199,544	17,101	—			216,645
Cost of goods sold	99,477	7,264	—			106,741

Gross profit	100,067	9,837	—			109,904
Selling, general and administrative expenses	60,129	8,558	(82)	(D	)
	—	—	1,867	(D	)	70,472

Operating income	39,938	1,279	(1,785)			39,432
Other income (expense):
Interest income (expense), net	3,143	(198)	198	(E	)
			(1,420)	(E	)	1,723
Foreign currency gain (loss)	278	(84)	—			194
Other income, net	—	22	—			22

Total other income	3,421	(260)	(1,222)			1,939

Income before provision for income taxes and minority interest	43,359	1,019	(3,007)			41,371
Provision for income taxes	17,139	76	(1,185)	(F	)	16,030

Income before minority interest	26,220	943	(1,822)			25,341
Minority interest	—	87	(87)	(A	)	—

Net income	$26,220	$1,030	$(1,909)			$25,341

Net income per share:
Basic	$1.08					$1.04
Diluted	$1.07					$1.04
Weighted average shares outstanding:
Basic	24,295,432					24,295,432
Diluted	24,421,943					24,421,943
See notes to pro forma condensed consolidated statements of income

VOLCOM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2007
(in thousands, except share data)

	Historical Statements of Financial
	Position as of September 30, 2007
			Pro Forma			Pro Forma
	Volcom	Electric	Adjustments			Combined
Assets
Current assets:
Cash and cash equivalents	$80,867	$376	$(28,405)	(B	)	$52,838
Accounts receivable — net	67,615	5,300	—			72,915
Inventories	16,703	4,620	—			21,323
Prepaid expenses and other current assets	1,520	211	—			1,731
Prepaid income taxes	—	4	—			4
Deferred income taxes	2,516	—	—			2,516

Total current assets	169,221	10,511	(28,405)			151,327

Property and equipment — net	22,724	1,075	—			23,799
Notes receivable from members	—	155	—			155
Investments in unconsolidated investees	298	—	—			298
Deferred income taxes	713	—	—			713
Intangible assets — net	365	567	(567)	(A	)
			17,770	(B	)	18,135
Goodwill	166	30	(30)	(B	)
			7,583	(B	)	7,749
Other assets	235	19	—			254

Total assets	$193,722	$12,357	$(3,649)			$202,430

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,902	$7,172	$—			$21,074
Lines of credit	—	1,198	(1,198)	(C	)	—
Accrued expenses and other current liabilities	11,873	1,536	—			13,409
Income taxes payable	2,675	—	—			2,675
Current portion of long-term debt	—	88	(88)	(C	)	—
Current portion of notes payable to related parties	—	64	(64)	(C	)	—
Current portion of capital lease obligations	80	—	—			80

Total current liabilities	28,530	10,058	(1,350)			37,238

Long-term capital lease obligations	45	—	—			45
Other long-term liabilities	195	—	—			195
Income taxes payable — noncurrent	132	—	—			132
Long-term debt — net of current portion	—	128	(128)	(C	)	—
Notes payable to related parties — net of current portion	—	3,556	(3,556)	(C	)	—
Minority interest in subsidiaries	—	165	(165)	(C	)	—
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value — 60,000,000 shares authorized; 24,346,520 shares issued and outstanding	24	—	—			24
Additional paid-in capital	88,865	—	—			88,865
Retained earnings	73,111	—	—			73,111
Members deficit	—	(1,550)	1,550	(C	)	—
Accumulated other comprehensive income	2,820	—	—			2,820

Total stockholders’ equity	164,820	(1,550)	1,550			164,820

Total liabilities and stockholders’ equity	$193,722	$12,357	$(3,649)			$202,430

See notes to pro forma condensed consolidated balance sheets

Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated statements of income are based on historical financial statements of Volcom and Electric, after giving effect to the acquisition of Electric as if it occurred on January 1, 2006 for the twelve months ended December 31, 2006 and January 1, 2007 for the nine months ended September 30, 2007. Pursuant to Article 11 Regulation S-X, the pro forma results are through “income from continuing operations.”
The acquisition has been accounted for as a business combination. Under business combination accounting, the total preliminary purchase price was allocated to Electric’s net tangible and identifiable intangible assets based on their estimated fair values as of January 17, 2008 as determined by management based upon a third party valuation. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. Detailed information regarding the preliminary purchase price allocation will be included in the footnotes to Volcom’s financial statements in its Quarterly Report on Form 10-Q for the period ended March 31, 2008.
A) Represents the elimination of Electric’s existing intangible assets, goodwill, minority interest and members deficit as a result of the application of purchase accounting.
B) The pro forma adjustment to cash and cash equivalents represents the total cash consideration paid as part of the acquisition as follows:

Cash consideration paid:
Purchase price	$25,250,000
Working capital adjustment	2,019,000
Direct transaction costs	1,136,000

Total cash consideration paid	$28,405,000

Pro forma adjustments made to reflect amortization for the related periods above of the identifiable intangible assets as determined by management based on a valuation from a third party firm. The following table sets forth the components of goodwill and intangible assets associated with the acquisition at January 17, 2008:

	Preliminary Fair
	Value	Estimated Useful Life
Goodwill	$7,583,000	indefinite
Intangible assets:
Backlog	$370,000	3 months
Trademarks	6,400,000	10 years
Customer relationships	9,900,000	10 years
Non-compete agreements	1,100,000	3 years

Total intangible assets	$17,770,000

The allocation of purchase price to intangible assets and goodwill is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the Electric acquisition. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. If the final purchase price allocation differs from the allocation used in preparing these pro forma financial statements, the pro forma tangible and intangible assets and pro forma net income could be significantly higher or lower. Pro forma adjustments include allocations to backlog, trademarks, customer relationships and non-compete agreements with estimated lives ranging from 3 months to 10 years. Goodwill represents the excess purchase price after all other intangible assets have been identified.
C) Represents the elimination of Electric’s line of credit, notes payable to related parties and long-term debt as a result of these liabilities being paid-off in full upon acquisition.

D) Represents the elimination of Electric’s historical amortization of intangible assets and the addition of estimated amortization of intangibles established based on the preliminary valuation estimates.
E) Represents the elimination of Electric’s historical interest expense as all debt is paid in full upon acquisition date, and the reduction in Volcom’s interest income due to cash used to fund the acquisition.
F) Represents the tax effects of all adjustments based on Volcom’s effective tax rate for such period.